     As filed with the Securities and Exchange Commission on July 21, 2000
                                                  Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                    eBay Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                        77-0430924
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                                 ---------------

                              2145 Hamilton Avenue
                           San Jose, California 95125
                    (Address of principal executive offices)

                                 ---------------

                   eBay Inc. 1999 GLOBAL EQUITY INCENTIVE PLAN
                  Half.com, Inc. 1999 EQUITY COMPENSATION PLAN
                            (Full title of the plans)


                               Michael R. Jacobson
          Vice President, Legal Affairs, General Counsel and Secretary

                                    eBay Inc.
                              2145 Hamilton Avenue
                           San Jose, California 95125
                                 (408) 558-7400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 ---------------

                                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                  Proposed Maximum      Proposed Maximum
 Title of Securities           Amount to be           Offering             Aggregate             Amount of
   to be Registered             Registered       Price per Share (1)   Offering Price (1)    Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, par value    5,000,000 shares (2)      $57.38 (b)        $286,900,000.00        $76,425.37
   $0.001 per share         297,704 (3)               $8.70 (a)          $2,590,024.80

================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per shares and aggregate offering price are based upon (a) the weighted average exercise price for shares subject to outstanding options granted pursuant to Half.com, Inc.'s 1999 Equity Compensation Plan and (b) the average of the high and low prices of eBay Inc.'s Common Stock on July 19, 2000 as reported on the Nasdaq National Market for shares available for grant pursuant to the eBay Inc. 1999 Global Equity Incentive Plan.

(2) Shares available for grant as of July 21, 2000 under the eBay Inc. 1999 Global Equity Incentive Plan.

(3) Shares subject to outstanding options as of July 11, 2000 under the Half.com, Inc. 1999 Equity Compensation Plan.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

        The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by eBay Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

        (a) The Company's latest annual report on Form 10-K for the fiscal year ended December 31, 1999 and Form 10-Q for the quarter ended March 31, 2000 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective Registration Statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

        (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statements referred to in (a) above.

        (c) The description of the Company's Common Stock which is contained in a Registration Statement on Form 8-A (File No. 000-24821) filed August 20, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment (that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        As permitted by the DGCL, the Company's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or
(iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by the DGCL, the Company's Amended and Restated Bylaws provide that (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions, (ii) the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions and
(iii) the rights conferred in the Amended and Restated Bylaws are not exclusive.

        The Company has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

        Reference is also made to Section 8 of the Underwriting Agreement relating to the Company's initial public offering, effected pursuant to a Registration Statement on Form S-1 (Commission File No. 333-59097), and to
Section 8 of the Underwriting Agreement relating to the Company's April 1999 public offering effected pursuant to a Registration Statement on Form S-1 (Commission File No. 333-75009), each of which provides for the indemnification of officers, directors and controlling persons of the Company against certain liabilities. The indemnification provision in the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the Indemnity Agreements entered into by and among the Company and each of its directors and officers may be sufficiently broad to permit indemnification of the Company's directors and officers for liabilities arising under the Securities Act.

        The Company, with approval by the Company's Board of Directors, has obtained directors' and officers' liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following exhibits are filed as part of this Registration Statement.

EXHIBIT      DESCRIPTION
NUMBER
    5.1      Opinion of Cooley Godward LLP.

   23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement.

   24        Power of Attorney is contained on page 6.

   99.1      eBay Inc. 1999 Global Equity Incentive Plan.

   99.2      Half.com, Inc. 1999 Equity Compensation Plan.

ITEM 9. UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 20, 2000.


                                        eBay Inc.


                                        /s/ Margaret C. Whitman
                                        ----------------------------------------
                                        Margaret C. Whitman,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Margaret C. Whitman, Michael R. Jacobson and Gary F. Bengier, and each or any one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                 TITLE                            DATE

        /s/ Margaret C. Whitman                   President, Chief Executive         July 19, 2000
--------------------------------------------      Officer and Director
            Margaret C. Whitman


          /s/ Gary F. Bengier                     Vice President and Chief           July 19, 2000
--------------------------------------------      Financial Officer (Principal
              Gary F. Bengier                     Financial Officer)


         /s/ Pierre M. Omidyar                    Founder, Chairman of the           July 19, 2000
--------------------------------------------      Board and Director
             Pierre M. Omidyar


                                                  Director
--------------------------------------------
            Philippe Bourguignon


           /s/ Scott D. Cook                      Director                           July 19, 2000
--------------------------------------------
               Scott D. Cook


           /s/ Dawn G. Lepore                     Director                           July 19, 2000
--------------------------------------------
               Dawn G. Lepore


          /s/ Robert C. Kagle                     Director                           July 19, 2000
--------------------------------------------
              Robert C. Kagle


         /s/ Howard D. Schultz                    Director                           July 19, 2000
--------------------------------------------
             Howard D. Schultz

                                  EXHIBIT INDEX


  EXHIBIT
  NUMBER                               DESCRIPTION
   5.1       Opinion of Cooley Godward LLP.

  23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

  23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

  24         Power of Attorney is contained on page 6.

  99.1       eBay Inc. 1999 Global Equity Incentive Plan.

  99.2       Half.com, Inc. 1999 Equity Compensation Plan.